Exhibit 23.1

[Letterhead of BDO]

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

SAN DIEGO, CA 92130

UNITED STATES OF AMERICA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 26, 2010, relating to the consolidated financial statements of Marshall Edwards, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO

BDO Audit (NSW-VIC) Pty Limited

Sydney, NSW, Australia

February 1, 2011